Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-287637
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated September 23, 2026
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2025)
  Ordinary Shares

HAFNIA LIMITED

We are offering      of our ordinary shares, no par value, directly to investors pursuant to this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by their affiliates. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agents’ websites and any information contained in any other website maintained by the placement agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.
The ordinary shares of Hafnia Limited, or the Company, are listed on the New York Stock Exchange, or the NYSE, under the symbol “HAFN” and on the Oslo Stock Exchange, under the symbol “HAFNI.” On September 22, 2026, the last sale price of our ordinary shares as reported on the NYSE was $9.71 per ordinary share and the last reported sale price of our ordinary shares on the Oslo Stock Exchange was NOK 94.70 per ordinary share.
An investment in our ordinary shares involves risks. See the section entitled “Risk Factors” beginning on page 13 of this prospectus supplement and page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein, including our annual report on Form 20-F for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission on April 17, 2026, to read about the risks you should consider before purchasing our securities.
We have retained Fearnley Securities AS, Pareto Securities AS, Clarksons Securities AS and Arctic Securities AS (whom we refer to herein as the Placement Agents) as our exclusive placement agents in connection with this offering. The Placement Agents are not purchasing or selling any of our ordinary shares offered pursuant to this prospectus supplement and the accompanying prospectus, and have no commitment to buy any of the shares. See “Plan of Distribution” beginning on page 22 of this prospectus supplement for more information regarding these arrangements.
We expect that delivery of our ordinary shares being offered pursuant to this prospectus supplement and accompanying prospectus will be made to the investors on or about     , 2026, subject to customary closing conditions. See “Recent Developments – Share Lending Agreement” for more information.
The following table shows per ordinary share and total cash Placement Agents’ fees we expect to pay to the Placement Agents in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus, assuming the sale and purchase of all of the securities offered hereby to non-affiliates of the Company:

	Per Share(2)		Total(2)
Public offering price	$	NOK	$
Placement Agents’ fees(1)	$	NOK	$
Proceeds, before expenses, to the Company	$	NOK	$

(1)
We have agreed to pay the Placement Agents a cash fee equal to 2.50% of the gross proceeds of the offering. We have also agreed to pay an incentive fee to the Placement Agents calculated as either (i) 1.00% of the gross proceeds of the offering, if such proceeds are lower than or equal to $150 million, or (ii) 0.75% of the gross proceeds of the offering, if such proceeds are greater than $150 million. In addition, we have agreed to pay certain expenses of the Placement Agents, as discussed under “Plan of Distribution.” We have also agreed to provide indemnification and contribution to the Placement Agents with respect to certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

(2)	Amounts in U.S. dollars are based upon the closing exchange rate of $ to NOK 1.00 on September , 2026, as quoted by Bloomberg L.P. (the “Pricing USD-NOK Exchange Rate”).
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Global Coordinators

Fearnley Securities AS	Pareto Securities AS

Joint Bookrunners

Clarksons Securities AS	Arctic Securities AS

Prospectus Supplement dated    , 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing an “automatic shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of ordinary shares. When we refer to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” or the “accompanying base prospectus” we are referring only to the base prospectus. If there is any inconsistency between the information in the accompanying prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the prospectus supplement or related free writing prospectus, whichever is dated later.
We have filed with the SEC a registration statement on Form F-3ASR (File No. 333-287637) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us and the additional information described below under the heading “Where You Can Find Additional Information.” We have not authorized any other person to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When this prospectus supplement or accompanying prospectus is delivered or a sale pursuant to this prospectus is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on industry publications and other published industry sources prepared by third parties, as well as publicly available information. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. We believe the data from third-party sources are reliable based on our management’s industry knowledge.
Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $,” “USD” and “$” in this prospectus are to the lawful currency of the United States of America. References to “Norwegian Kroner” and “NOK” are to the lawful currency of Norway. References to “Singapore dollars” or “SGD” are to the lawful currency of the Republic of Singapore. Financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31. Certain financial information has been rounded, and, as a result, certain totals shown in or incorporated by reference into this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein and herein, including that pertaining to our operations, cash flows, and financial position, including in particular, the likelihood of our success in developing and expanding our business, contains statements that constitute forward-looking statements about us and our industry. These forward-looking statements are based on current expectations, estimates, assumptions and projections about our business and our future financial results, and you should not place undue reliance on them.
All statements other than statements of historical fact or present fact and circumstance contained in this prospectus supplement, including, without limitation, statements regarding our future results of operations or financial condition, business strategy, acquisition plans and strategy, economic conditions, both generally and in particular in the tanker industry, and objectives of management for future operations, are forward-looking- statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking terminology, such as the terms “anticipates”, “assumes”, “believes”, “can”, “contemplate”, “continue”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “likely”, “may”, “might”, “plans”, “potential”, “projects”, “seek”, “should”, “target”, “will”, “would” or, in each case, their negative, or other variations or comparable terminology.
Forward-looking statements appear in a number of places in this prospectus supplement, or the accompanying prospectus, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf, and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial strength and position, operating results, liquidity, prospects, growth, the implementation of strategic initiatives, as well as other statements relating to our future business development, financial performance and the industry in which we operate. You should not rely on forward-looking statements as predictions of future events. You should be cautioned that forward-looking statements are not guarantees of future performance and that our actual financial position, operating results and liquidity, and the development of the industry and potential market in which we operate in the future may differ materially from those made in, or suggested by, the forward-looking statements contained in this prospectus. We cannot guarantee that the intentions, beliefs or current expectations upon which our forward-looking statements are based will occur.
By their nature, forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and assumptions as they relate to events and depend on circumstances that may or may not occur in the future. Because of these known and unknown risks, uncertainties and assumptions, the outcome may differ materially from those set out in the forward-looking statements. Forward-looking statements are not historical facts or present facts or circumstances but are based on our management’s beliefs and assumptions and on information currently available to our management.
Forward-looking statements include, but are not limited to, such matters as:
•
our future operating and financial results and our future financial condition, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our business strategy, and expected capital spending and operating expenses, including drydocking and insurance costs;
•
the health and condition of world economies and currencies, including the value of the U.S. dollar relative to other currencies; global and regional economic and political conditions, including piracy and war, including but not limited to, the war between Russia and Ukraine, and other global and regional conflicts including but not limited to, the conflict between Israel and Hamas and conflict between the United States, Israel and Iran;

•	fluctuations in commodity prices, interest rates and foreign exchange rates;
•
our expectations of the availability of vessels to purchase, the time it may take to construct new vessels and vessels’ useful lives as well as our plans to acquire or divest vessels and any associated contracts thereof;

•	expected trends in our industry;
•	expected trends in the supply and demand for products we transport;

•	expected employment of the vessels in our Combined Fleet, including our ability to enter into time charters after our current charters expire and our ability to earn income in the spot market;
•	expected impact of tariffs, trade barriers, import and export restrictions, port fees and sanctions;
•	statements about expected trends in the shipping market, including charter rates for chemical and product tankers and factors affecting supply and demand for chemical and product tankers;
•	our intention to reduce carbon emissions intensity; and
•	the future price of our ordinary shares.
Many of these forward-looking statements are based on our assumptions about factors that are beyond our ability to control or predict and such statements are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors” in this prospectus supplement or the accompanying prospectus. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These factors and the other risk factors described in this prospectus supplement or the accompanying prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. These risks and uncertainties include factors relating to:
•
general economic, political, security, and business conditions, including the development of the ongoing war between Russia and Ukraine, the conflict between Israel and Hamas, disruptions in the Red Sea, the conflict between the United States, Israel and Iran, which has had a significant direct and indirect impact on the trade of crude oil and refined petroleum products and other measures;

•	general chemical and product tanker market conditions, including fluctuations in charter rates, vessel values and factors affecting supply and demand of crude oil and petroleum products or chemicals;
•	the imposition by the United States, China, EU and other countries of tariffs and other policies and regulations affecting international trade, including fees and import and export restrictions;
•	changes in expected trends in recycling of vessels;
•	changes in demand in the chemical and product tanker industry, including the market for LR2, LR1, MR and Handy chemical and product tankers;
•	competition within our industry, including changes in the supply of chemical and product tankers;
•	our ability to successfully employ the vessels in our Hafnia Fleet and the vessels under our commercial management;
•	changes in our operating expenses, including fuel prices and lay-up costs when vessels are not on charter, drydocking and insurance costs;
•	changes in international treaties, governmental regulation, tax and trade matters and actions taken by regulatory authorities;
•	potential disruption of shipping routes and demand due to wars, armed conflict, accidents, piracy or political events;
•	vessel breakdowns and instances of loss of hire;
•	vessel underperformance and related warranty claims;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete the acquisition of newbuild vessels;
•	our ability to procure or have access to financing and refinancing;
•	our continued borrowing availability under our credit facilities and compliance with the financial covenants therein;
•	fluctuations in commodity prices, foreign currency exchange and interest rates;

•	potential conflicts of interest involving our significant shareholders;
•	our ability to pay dividends;
•	technological developments;
•	the occurrence, length and severity of epidemics and pandemics and the impact on the demand for transportation of chemical and petroleum products;
•
the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to environmental, social and governance initiatives, objectives and compliance;

•	other factors that may affect our financial condition, liquidity and results of operations; and
•	other risk factors discussed under “Risk Factors”.
Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement or the accompanying prospectus.
The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All forward-looking statements in this prospectus supplement or the accompanying prospectus, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf, are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
The forward-looking statements made in this prospectus supplement or the accompany prospectus and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf relate only to events as at the date on which the statements are made. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to update or revise any forward-looking statements made in this prospectus supplement or the accompany prospectus and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements because they are statements about events that are not certain to occur as described or at all.

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes some of the information that is contained in or incorporated by reference in this prospectus supplement. As an investor or prospective investor, you should review carefully, before making an investment decision, all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors,” “Cautionary Statement Regarding Forward- Looking Statements” and in our Annual Report, which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Hafnia Limited and, where applicable, all of its subsidiaries, and “Hafnia Limited” and “Hafnia” refers only to Hafnia Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
As used in this prospectus supplement, “Hafnia Vessels” refers to our wholly-owned or sale and lease-back financed vessels, “TC Vessels” refers to our time chartered-in vessels, “JV Vessels” refers to vessels (including newbuilds) owned by joint venture companies in which we have a 50% voting interest and “Pool Vessels” refers to the vessels owned by third parties operating in our Pools. “Pools” refers to the Long Range II (“LR2”) Pool, Long Range I (“LR1”) Pool, Medium Range (“MR”) Pool, Handy Pool, Chemical-MR Pool, Chemical-Handy Pool, Panamax Pool, and Small and City Pools. Additionally, the term “Hafnia Fleet” refers to our Hafnia Vessels, TC Vessels and JV Vessels, collectively, and the term “Combined Fleet” refers to the combined fleet of the Hafnia Fleet, the Pool Vessels, and any other vessels that we commercially manage separately from the Pools.
Our Company
We are one of the world’s largest operators of chemical and product tankers and provide transportation of oil and oil products to leading international oil companies and national oil companies, major chemical companies, as well as trading and utility companies. The vessels in our Combined Fleet primarily transport petroleum products and chemicals and operate globally and throughout the whole year. See below for additional information on our Combined Fleet.
Our ordinary shares are traded on the NYSE, under the trading symbol “HAFN” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “HAFNI”.
As at August 31, 2026, we operated a Combined Fleet of 163 vessels, excluding 10 newbuilds, including the Hafnia Fleet (Hafnia Vessels, TC Vessels and JV Vessels), Pool Vessels and other commercially managed third-party vessels. Of the Hafnia Fleet, 87 are Hafnia Vessels; 10 are TC Vessels and 14 are JV Vessels. All Hafnia Vessels and TC Vessels are owned, leased (sale and lease-back arrangement) or time chartered-in by our subsidiaries. We have two vessel-owning joint ventures which as at August 31, 2026 operated 14 JV Vessels. In addition to our Hafnia Fleet, as at August 31, 2026, we operated 51 Pool Vessels owned by third parties through our Pools and commercially manage one additional vessel for third parties outside of the Pools.
We have in-house commercial and technical vessel management operations. We provide in-house commercial management to all of the vessels in our Combined Fleet apart from the vessels in the Ecomar Joint Venture and, as at August 31, 2026, provided in-house technical management for 53 of our Hafnia Vessels and JV Vessels with the remaining 48 Hafnia Vessels and JV Vessels being managed by third-party technical managers. The vessels in our Hafnia Fleet primarily trade through our Pools; however, we charter certain Hafnia Vessels and JV Vessels directly to customers on time charters or voyage charters.
Our Combined Fleet operates globally, with a total carrying capacity of 9.3 million dwt as at August 31, 2026. As at August 31, 2026, the vessels in our Hafnia Fleet had an average age of approximately 5.6 years (LR2), 9.9 years (LR1), 9.8 years (MR) and 11.2 years (Handy).
The vessels in our Hafnia Fleet are divided into four main operating segments which are based on the size and type of the vessels.
•	Long Range II (“LR2”) (85,000 – 124,999 dwt)
•	Long Range I (“LR1”) (55,000 – 84,999 dwt)
•	Medium Range (“MR”) (40,000 – 54,999 dwt)
•	Handy size (“Handy”) (25,000 – 39,999 dwt)

Additionally, we have in recent years from time to time, including through our Pools, operated vessels in two additional smaller segments:
•	Stainless steel 25k (“Stainless” or “Chemical-Stainless”) (25,000 dwt)
•	Small and City tankers, all of which we jointly refer to as “Specialised” size (5,000-19,999 dwt).
The vessels in the Hafnia Fleet operate in all of the above-mentioned main operating segments (i.e., not in the Stainless and Specialised segments).
As of August 31, 2026, our Combined Fleet consisted of the following vessels:

	Combined Fleet
	Hafnia Fleet
	Hafnia Vessels (Owned)			Hafnia Vessels (Sale and lease-back)			TC Vessels			JV Vessels			Total			Commercial management (including Pool Vessels)			Total
	Fleet	NB*	Total	Fleet	NB*	Total	Fleet	NB*	Total	Fleet	NB*	Total	Fleet	NB*	Total	Fleet	NB*	Total	Fleet	NB*	Total
Handy	19	—	19	1	—	1	—	—	—	—	—	—	20	—	20	1(1)	—	1	21	—	21
MR	41	10	51	—	—	—	8	—	8	4(4)	—	4	53	10	63	40(2)	—	40	93	10	103
LR1	18	—	18	2	—	2	2	—	2	6(5)	—	6	28	—	28	11(3)	—	11	39	—	39
LR2	6	—	6	—	—	—	—	—	—	4(5)	—	4	10	—	10	—	—	—	10	—	10
Total	84	10	94	3	—	3	10	—	10	14	—	14	111	10	121	52	—	52	163	10	173

*	Newbuilds
(1)	Inclusive of vessels in Handy and Chemical-Handy Pool.
(2)	Inclusive of vessels in MR and Chemical-MR Pool.
(3)	Inclusive of vessels in LR1 and Panamax Pool.
(4)	Owned through 50% ownership in the Ecomar Joint Venture.
(5)	Owned through 50% ownership in the Vista Joint Venture.
Our Hafnia Fleet
Long range tankers (LR2)
As at August 31, 2026, our Hafnia Fleet included 10 LR2 vessels: six Hafnia Vessels and four JV Vessels. The LR2s can carry a wide range of oils and oil products, including gasoline, diesel, naphtha, kerosene, fuel oil, and crude oil.
Long range tankers (LR1)
As at August 31, 2026, our Hafnia Fleet included 28 LR1 vessels: 20 Hafnia Vessels, two TC Vessels, and six JV Vessels. The LR1s can carry a wide range of oils and oil products, including gasoline, diesel, naphtha, kerosene, fuel oil, and crude oil.
Medium range tankers (MR)
As at August 31, 2026, our Hafnia Fleet included 53 MR vessels excluding 10 MR newbuilds: 41 Hafnia Vessels, eight TC Vessels and four JV Vessels. The MRs carry a wide range of oil and oil products which include gasoline, diesel, naphtha, kerosene, vegetable oil, fuel, crude oil, easy chemicals, etc.
Handy tankers (Handy)
As at August 31, 2026, our Hafnia Fleet included 20 Handy vessels, all of which are Hafnia Vessels. Our Handy vessels carry a wide range of oil products which include gasoline, diesel, naphtha, kerosene, vegetable oil, fuel, crude oil, easy chemicals, etc.
Newbuilds
As at August 31, 2026, we have 10 MR newbuilds on order, which are scheduled to be delivered in 2028 to 2029.

The Pools
As at August 31, 2026, we operated as a pool manager for five commercial tanker pools: (i) the Chemical-Handy pool for certain Handy vessels capable of carrying chemical products (the “Chemical-Handy Pool”), (ii) the MR pool for MR vessels (the “MR Pool”), (iii) the Chemical-MR pool for certain MR vessels capable of carrying chemical products (the “Chemical-MR Pool”), (iv) the LR1 pool for LR1 vessels (the “LR1 Pool”) and (v) the Panamax pool for Panamax vessels (the “Panamax Pool”) (each of the Chemical-Handy Pool, the MR Pool, the Chemical-MR Pool, the LR1 Pool and the Panamax Pool, a “Pool”, and together collectively known as the “Pools”).
In the Pools, we commercially manage Pool Vessels (i.e., vessels owned and/or operated by third parties which are commercially managed through our Pools) in addition to vessels from the Hafnia Fleet.
As at August 31, 2026, the Chemical-Handy Pool comprised 18 vessels of which one was a Pool Vessel; the MR Pool comprised 64 vessels of which 38 were Pool Vessels; the Chemical-MR Pool comprised 10 vessels of which one was a Pool vessel; the LR1 Pool comprised 24 vessels of which four were Pool Vessels; the Panamax Pool comprised 11 vessels of which seven were Pool Vessels. We have Hafnia Vessels operating in each of the Pools.
We operate the Pools through our pool management entities, Hafnia Pools Pte. Ltd. and Hafnia Chemical Tankers Pte. Ltd., both of which are wholly-owned subsidiaries of ours (each a “Pool Manager”). The Pools are operated on the basis of five separate pool agreements, which are amended from time to time (the “Pool Agreements”). These Pool Agreements are entered into between the respective Pool Manager and the relevant pool participants. With respect to our Hafnia Vessels and TC Vessels, the relevant Hafnia entities with ownership (or disponent ownership) of such vessels may also constitute pool participants.
Each Pool is managed by a pool board, comprising up to two representatives from each pool participant (the “Pool Board”). The Pool Board is the governing body for the Pool, managing the responsibility for the overall strategic direction of the Pools. The Pool Board is complemented by the relevant Pool Manager, who, as pool manager, represents the Pools in external relations and oversees the day-to-day commercial operation under the authority of the Pool Board.
Commercial Management
From time to time we will, in addition to commercial management of third-party vessels through the Pools, perform commercial management of third-party vessels outside of the Pools. As at August 31, 2026, we commercially managed one third-party vessel in addition to the Pool Vessels.
Commercial management of third-party vessels is typically only used when the vessels in question need employment for a limited period of time, for example, between other employment types or before being delivered to new owners. Because the period of commercial management is short, it is generally not practicable to place the vessel in a Pool as this involves a much more intensive and time consuming process, whereas it is much easier to establish a commercial management structure for a single vessel. On occasion, we may also use the commercial management structure to test-employ tonnage which may be a candidate for entering a Pool, but where we want to satisfy ourselves that the vessel in question is able to trade properly in the market before recommending it for pool entry.
When vessels are commercially managed by us, we act as agents to the vessel’s owner (registered owner or disponent owner, as the case may be), not as principals. Owners are responsible for providing the required working capital to us, so we have no outlays for vessel related expenses from our accounts.
Commercial trading of the Combined Fleet
Vessels are employed in the market through a number of different commercial arrangements. The general terms normally found in these types of contracts are described below.
•
Voyage charters in the spot market. The spot market generally refers to the segment of the market where vessels are employed for a single voyage. A vessel earns income from each individual voyage and the owner pays the voyage expenses, including bunker and port costs. Spot market pricing, which can be volatile, is influenced by a number of factors, including the number of competing vessels, the number of cargoes available, oil pricing and arbitrage, worldwide events, and weather. Idle time between voyages is possible depending on the availability of cargo and the positioning of the vessel. Under a spot market voyage charter, the vessel owner pays for both the voyage expenses (less specified amounts covered by the contract) and vessel operating costs.

•
Time charter. Under a time charter, a vessel is chartered to customers for a fixed period of time at rates that are generally fixed, but may contain a variable component based on inflation, interest rates or changes in current market rates. Under a time charter, the owner operates the vessel and is responsible for crewing and arranging for technical management for the vessel. The owner also bears other operating expenses, such as repairs and maintenance, insurance, stores, lube oil, communications expenses and technical management fees, whereas the charterer bears voyage expenses such as port costs and bunkers.

•
Contract of affreightment (“COA”). A COA is a contract for the carriage of a specific volume of cargo with multiple voyages over the same route and over a specified period of time which can span a number of years but in most cases runs for 12 months. A COA does not designate the specific vessel or voyage schedules that will transport the cargo, thereby providing both the charterer and the owner greater flexibility than a typical charter alone. The charterer has the flexibility to determine the individual voyage scheduling at a future date and the shipowner may use different vessels to perform the individual voyages. Under this contract arrangement, all of the vessels’ operating, voyage and capital costs are borne by the owner while the freight rate normally is a per-cargo-ton basis with a minimum cargo quantity for every lifting guaranteed by the charterer.

•
Consecutive voyage contract (“CVC”). Under a CVC, the shipowner provides one vessel for multiple voyages to transport a certain amount of cargo within a specified period covering a specified trade from a fixed place to fixed destinations designated by the customer. All of the vessel’s operating, voyage and capital costs are borne by the owner. The freight rate is normally agreed on a fixed rate basis but can also be floating according to a pre-agreed index.

Our chartering department is responsible for the development, marketing and negotiation of the employment contracts for all of the vessels in our Combined Fleet. Contract negotiations are done directly with our clients as well as through shipbrokers, and in most cases a shipbroker will be nominated subsequently when negotiations are done directly with our clients. Our chartering department is also responsible for chartering-in tonnage on spot voyages to cover certain cargo commitments as well as time chartering-in vessels for arbitrage profits derived through offsetting time charter-out contracts on owned tonnage for longer periods. All contracts are negotiated and concluded by our chartering department on behalf of our Pools under instructions and authority from the Pool Board and our Chief Executive Officer in accordance with our internal approval procedures.
Technical Management
Our technical department is responsible for the maintenance, marine, vetting, security, crew management and technical operations to ensure that the highest standards with regard to safety and environment are maintained on board our Hafnia Vessels and JV Vessels. As at August 31, 2026, 48 of our Hafnia Vessels and JV Vessels were externally managed on the basis of separate technical management agreements with the remaining Hafnia Vessels and JV Vessels being managed through our in-house technical department.
Further, our technical department manages various technical projects and vessel modifications across our Hafnia Vessels and certain JV Vessels and is responsible for our programs for newbuilds, including site team, site control, construction, and delivery.
As at August 31, 2026, our technical department had 72 employees, of which 53 are based in Singapore, 5 in Copenhagen, 2 in Houston, 11 in Mumbai and 1 in Dubai.
Competitive Landscape
We operate in markets that are highly competitive and highly influenced by supply and demand. We compete against other owners and operators of chemical and product tankers in a market where ownership is highly fragmented and our competitors include other publicly listed companies, major oil companies, state-controlled entities and private shipowners.
We compete for charters on the basis of price, vessel location, size, age, and condition of the vessel, as well as on our reputation as an operator. We generally arrange our time charters and bareboat charters through the use of brokers, who negotiate the terms of the charters based on market conditions. Ownership of tankers is highly fragmented and is divided among major oil companies and independent vessel owners.

Risk Factors
We face a number of risks associated with our business and shipping industry and must overcome a variety of challenges to utilize our strengths and implement our business strategies. These risks relate to, among others, changes in the shipping industry, including supply and demand, charter rates, ship values, a downturn in the global economy, operational hazards inherent in the tanker shipping industry and operations resulting in liability for damage to or destruction of property and equipment, pollution or environmental damage, inability to comply with covenants in our current indebtedness and borrowings we may enter into in the future, inability to finance capital projects, and inability to successfully employ our ships at the expiration of current charters.
You should carefully consider these risks, the risks described in “Risk Factors” and the other information in this prospectus and in our Annual Report and the other documents incorporated by reference herein before deciding whether to invest in our ordinary shares.
Corporate Information
We are a Singapore public company limited by shares. On October 1, 2024, Hafnia transferred its registration from Bermuda to Singapore pursuant to a scheme of arrangement between the Company and its shareholders pursuant to Section 99 of the Bermuda Companies Act 1981, as amended, and Part 10A of the Singapore Companies Act 1967.
Prior to this, we had been incorporated in Bermuda since April 29, 2014. We have operated under the name Hafnia Limited from January 16, 2019 to the date hereof, under the name BW Tankers Limited from February 13, 2018 to January 16, 2019, and under the name BW Pacific Limited from our incorporation on April 29, 2014 to February 13, 2018. We are a holding company, and all of our operations are performed through our subsidiaries.
Our principal executive office is located at 10 Pasir Panjang Road, #18-01, Mapletree Business City, Singapore 117438 and our telephone number is +65 6434 3770. Our agent for service of process in the United States is Hafnia US, LLC and its address is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, United States. We also have offices in Copenhagen (Denmark), Houston (United States), Mumbai (India), Dubai (United Arab Emirates) and Monaco.
Our website is https://www.hafnia.com. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at www.sec.gov. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus.
Other Information
We are a Singapore public company limited by shares, and as a consequence, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” in the prospectus for more information.
Recent Developments
Exit from Andromeda Joint Venture
In July 2026, we completed the sale of our 50% interest in two MR vessels held through a joint venture with International Andromeda Shipping resulting in a gain of $13.3 million, which was the share of profit attributable to the Company.
Completion of $330 million facility in August 2026
On August 21, 2026, our wholly-owned subsidiary Hafnia SG Pte. Ltd. entered into a $330 million reducing revolving credit facility (the “MUSD 330 Facility”) with a syndicate comprising BNP Paribas, China Merchants Bank, DBS Bank, IYO Bank, Oversea-Chinese Banking Corporation, Société Générale and Standard Chartered Bank with BNP Paribas as facility coordinator and agent. The MUSD 330 Facility was established to refinance two debt facilities and for general corporate purposes, with a security package comprising 17 vessels. The MUSD 330 Facility will mature on August 26, 2033.
The MUSD 330 Facility bears an interest rate of daily non-cumulative compounded SOFR plus a margin. As at August 30, 2026, there is no outstanding amount under the MUSD 330 Facility.

Completion of CEO Transition
On September 1, 2026, Mikael Øpstun Skov stepped down as Chief Executive Officer of (“CEO”) of the Company. Mr. Skov was replaced by Søren Steenberg Jensen. Mr. Jensen’s appointment has not resulted in any change to our previously communicated strategy or operating mode.
At the time of his resignation, Mr. Skov held in total 2,159,127 unvested share options and 60,974 unvested Restricted Share Units (“RSUs”) under the Company’s long-term incentive plan. On September 2, 2026, our board of directors resolved to accelerate the vesting of these share options and RSUs. The share options remain subject to the applicable exercise prices under the terms of the long-term incentive plan. Following such accelerated vesting, Mr. Skov holds vested rights in respect of 2,220,101 shares in the Company. On September 11, 2026, 60,974 treasury shares were transferred to Mr. Skov in settlement of the vested RSUs. The remaining 2,159,127 vested share options continue to be exercisable in accordance with the terms of the long-term incentive plan
Extraordinary General Meeting of the Company
Following Mr. Skov’s resignation as CEO, the Nomination Committee of the Company recommended the appointment of Mr. Skov as a director of the Company, which was approved by our shareholders at an Extraordinary General Meeting of shareholders on September 23, 2026.
Dividend for the Second Quarter 2026
On August 28, 2026, we announced that the Company will pay a dividend of USD 0.5003 per share for the second quarter of 2026. The record date was set at September 8, 2026. For shares registered in the Euronext VPS Oslo Stock Exchange, dividends will be distributed in NOK with an ex-dividend date of September 7, 2026 and a payment date on, or about, September 23, 2026. For shares registered in the Depository Trust Company, the ex-dividend date was September 8, 2026, with a payment date on, or about, September 18, 2026.
Acquisition of TORM Shares
On September 15, 2026, we acquired 4,500,000 Class A shares in TORM plc (“TORM”) from JP Morgan Securities LLC, who acquired the shares in a bought transaction from OCM Njord Holdings S.à r.l., or Njord Luxco, a company indirectly owned by funds managed by Oaktree Capital Management, L.P. and its affiliates, at a price per share of USD 32.25, representing 4.39% of the issued and outstanding share capital of TORM as of the date thereof (such transaction, the “TORM Share Purchase”). Upon completion of this acquisition, Hafnia holds approximately 18.19% of the issued and outstanding share capital of TORM. To fund the acquisition of these shares, we used the proceeds of a loan in the aggregate principal amount of $145.1 million from BW Group Limited (“BW Group”), our major shareholder, which bears interest at a rate of SOFR plus 2.20% per annum and matures on September 30, 2026 (the “Shareholder Loan”).
Share Lending Agreement
To facilitate the closing and settlement of this offering on a delivery-versus-payment basis, we have entered into a share borrowing arrangement pursuant to which Fearnley Securities, acting as settlement agent for the offering, will borrow the shares required to complete the Offering from the BW Group, our major shareholder. The shares will be lent pursuant to a share lending agreement (the “Share Lending Agreement”) entered into among Hafnia, BW Group, and the Placement Agents. Under this arrangement, BW Group will transfer the borrowed shares to a VPS account established by the settlement agent for the offering. On the closing date, once the settlement agent has received payment of the full subscription amount from an investor, the settlement agent will transfer to the VPS account of the investor its allocated number of shares. Each investor purchasing shares in the offering will enter into an application agreement pursuant to which it will agree to take delivery of the shares it acquires through the VPS and to fund the purchase of those shares in NOK.
Following completion of the offering and receipt of the full offering proceeds, the settlement agent will transfer the offering proceeds to us, and we will issue the new shares to the settlement agent, after which the settlement agent will return the borrowed shares to the BW Group. See “Plan of Distribution” for additional information regarding the settlement mechanics of the offering.

THE OFFERING
Issuer
Hafnia Limited
Ordinary shares outstanding as of the date of this prospectus supplement
499,842,279 ordinary shares
Ordinary shares being offered
    ordinary shares
Ordinary shares to be outstanding immediately after this offering ordinary shares
Offering Price
$    , as converted from NOK    per ordinary share based on the Pricing USD-NOK Exchange Rate
Use of Proceeds
We estimate that we will receive net proceeds of approximately NOK    million ($  , based on the Pricing USD-NOK Exchange Rate) after deducting the Placement Agents’ fees and other estimated offering expenses payable by us.
We intend to use the net proceeds from this offering (i) to strengthen our balance sheet following the TORM Share Purchase, including repayment of the Shareholder Loan; (ii) for funding of potential strategic opportunities; and (iii) for general corporate purposes. See “Recent Developments – Acquisition of TORM Shares”.
We refer you to the section of this prospectus supplement entitled “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus supplement, on page 3 of the accompanying base prospectus and those set forth in our Annual Report, which are incorporated herein by reference, and all other information included or incorporated by reference in this prospectus, before making a decision to invest in our securities.
Listing
Our ordinary shares are traded on the NYSE under the trading symbol “HAFN” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “HAFNI.”
Potential Conflicts of Interest
Certain of the Placement Agents and their affiliates have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, trading client and research coverage and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

RISK FACTORS
An investment in our ordinary shares involves risks. You should carefully consider the risks set forth below and those discussed under the caption “Risk Factors” in our Annual Report, which is incorporated by reference herein, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports, or any similar captioned section in the documents that we subsequently file with the SEC that are incorporated or deemed to be incorporated by reference herein, before deciding to invest in our securities. In addition, holders of our ordinary shares should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Issuances of additional shares, or the potential for such issuances, may impact the price of our ordinary shares and could impair our ability to raise capital through subsequent equity offerings, and shareholders may experience significant dilution as a result of any such issuances.
Our Ordinary Shares have no par value as there is no concept of par value or authorized share capital under Singapore law. As of September 23, 2026, there were 499,842,279 ordinary shares issued and outstanding, no preferred shares issued and outstanding, and all issued and outstanding Ordinary Shares are fully paid. We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our ordinary shares or the acquisition price of ordinary shares by shareholders and may be at a discount to the trading price of our ordinary shares at the time of such sale. Purchasers of the ordinary shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. Holders of our ordinary shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Our issuance of additional ordinary shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:
•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the earnings per share and the per share amount of cash available for dividends on our ordinary shares could decrease;
•	the relative voting strength of each previously outstanding ordinary share could be diminished;
•	the market price of our ordinary shares could decline; and
•	our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate could be impaired.
We may use the net proceeds of this offering for purposes with which you do not agree.
We intend to use the net proceeds from this offering to strengthen our balance sheet following the TORM Share Purchase (including to repay the Shareholder Loan), for funding of potential strategic opportunities and for general corporate purposes. Please see “Use of Proceeds.”
You will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
You may experience immediate and substantial dilution in the book value per ordinary share you purchase in this offering.
Since the public offering price per ordinary share is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer substantial dilution with respect to the net tangible book value of the ordinary shares you purchase in this offering. Based on the public offering price of $    per ordinary share (as converted from NOK     per ordinary share, using the Pricing USD-NOK Exchange Rate) and our net tangible

book deficit as of September   , 2026, if you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of $    per ordinary share with respect to the net tangible book value of the ordinary shares. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.
The price of our ordinary shares after this offering may be volatile.
The price of our ordinary shares may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	changes in key management personnel;
•	any reductions in the payment of our dividends or changes in our dividend policy;
•	mergers and strategic alliances in the chemical and product tanker industries;
•	market conditions in the shipping and offshore industries;
•	changes in government regulation;
•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;
•	perceived or actual inability by our chartering counterparts to fully perform under the charter parties;
•	third party announcements concerning us or our competitors;
•
geopolitical conditions such as the ongoing conflict between Ukraine and Russia, conflicts in the Middle East, including those involving Israel and Iran, and tensions between U.S. and China relations; and

•	the uncertainty associated with the imposition of tariffs and trade barriers and changes in global trade policies.
The shipping industry has been highly unpredictable and volatile. The market for our ordinary shares in this industry may be equally volatile. Consequently, you may not be able to sell the ordinary shares at prices equal to or greater than those paid by you in this offering.
We may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our ordinary shares.

USE OF PROCEEDS
We intend to use the net proceeds from this offering (i) to strengthen our balance sheet following the TORM Share Purchase, including repayment of the Shareholder Loan; (ii) for funding of potential strategic opportunities; and (iii) for general corporate purposes. See “Recent Developments – Acquisition of TORM Shares”.
We expect that the net proceeds of this offering will be approximately NOK     million ($    million, based on the Pricing USD-NOK Exchange Rate), net of the Placement Agents’ fees and other estimated offering expenses.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2026, on the following bases:
•	actual basis; and
•
as adjusted basis, to give effect to the following transactions between July 1, 2026 and September 18, 2026: (i) the Shareholder Loan of $145.1 million; (ii) payment of $145.9 million relating to the TORM Share Purchase; (iii) settlement of RSUs of $0.3 million and (iv) dividend payments of $250.0 million to shareholders in September 2026; and

•
as further adjusted basis, to give effect to the sale of      ordinary shares in this offering, resulting in estimated net proceeds of $    million (as converted from estimated net proceeds of NOK   , based on the Pricing USD-NOK Exchange Rate).

You should read the information below together with the sections of this prospectus supplement entitled “Use of Proceeds” and “Risk Factors,” and those risk factors set forth in our Annual Report, in addition to “Item 5. Operating and Financial Review and Prospects — A. Operating Results” contained in the Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus.

	As of June 30, 2026
($ in thousands)	Actual	As adjusted	As further adjusted(2)
Cash:
Cash:(1)	$270,983	$20,257	$
Cash retained in the commercial pools:	82,177	82,177
Total cash and cash equivalents:	$353,160	$102,434	$

Capitalization:
Debts:
Borrowings (current):	231,501	231,501
Borrowings (non-current):	653,862	653,862
Loan from BW Group (current):	—	145,125
Total debt:	$885,363	$1,030,488	$

Equity:
Share Capital:	1,065,926	1,065,926
Other reserves:	552,581	552,267
Treasury shares:	(314)	—
Retained earnings:	1,031,775	781,775
Total shareholders’ equity:	$2,649,968	$2,399,968	$

Total capitalization:	$3,535,331	$3,430,456	$

(1)	This does not include restricted cash.
(2)	Estimated net proceeds of the offering based on the Pricing USD-NOK Exchange Rate.

DIVIDEND POLICY
Under our Constitution, our Board of Directors may declare cash dividends or distributions. We are subject to Singapore legal constraints that may affect our ability to pay dividends on our ordinary shares and make other payments. Under Singapore law, a company may only declare and pay dividends out of its profits.
Since we are a holding company with no material assets other than the shares of our subsidiaries through which we conduct our operations, our ability to pay dividends depends on our subsidiaries distributing their earnings and cash flow to us. See “Item 3. Key Information – D. Risk Factors – Risks Related to Ownership of Our Ordinary Shares” in our Annual Report for a discussion of risks related to our ability to pay dividends.
We are domiciled in Singapore. There are no restrictions on our ability to transfer funds into or out of Singapore to pay dividends to U.S. residents who are holders of our ordinary shares, or to other non-resident holders of our ordinary shares, in currency other than Singapore Dollars.
Our paying agent for dividends to shareholders holding their shares through the NYSE is Broadridge Corporate Issuer Solutions, Inc. and our paying agent for dividends to shareholders through the OSE is DNB Bank ASA.
Under our Constitution, each ordinary share is entitled to dividends if, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares.
We intend to pay dividends in amounts that will allow us to retain sufficient liquidity to fund our obligations and execute our business plan going forward. Furthermore, we have in place a number of financing agreements that include covenants that would restrict our ability, without the prior consent of the lenders, to distribute dividends if we are not in compliance with certain financial covenants or have existing events of default.
We updated our dividend policy in November 2022 to better align our dividend payout strategy with our overall financial performance. We further updated our dividend policy in April 2024 to increase the dividend payout ratio relative to the payout ratio under the November 2022 policy.
Beginning in the first quarter of 2024, we target a quarterly payout ratio of net profit, adjusted for extraordinary items, as set forth in the following table:

Net loan to value	Payout of net profit (%)
Above 40%	50
Above 30% but equal to or below 40%	60
Above 20% but equal to or below 30%	80
Equal to or below 20%	90

We further updated the definition of net loan-to-value in September 2025 to reflect the impact of the Investment in TORM. Beginning in the third quarter of 2025, our net loan-to-value is calculated as all debt (excluding debt relating to the pools), including finance lease debt, minus cash (excluding cash retained in the commercial pools), divided by broker vessel values (for 100% owned vessels) and the lower of the market value or purchase price of the Investment in TORM. The calculation of net loan-to-value does not include debt or the values of vessels held through our joint ventures. Beginning in 2027, we will calculate net loan-to-value on a fully committed basis, incorporating outstanding newbuild commitments and the corresponding vessel values.
The final dividend amount is decided by the Board of Directors. In addition to cash dividends, we may buy back shares as part of our total distribution to shareholders.
In deciding whether to declare a dividend and determining the dividend amount, the Board of Directors will, in addition to the net loan-to-value, take into consideration our capital structure and capital requirements, our liquidity position, financial condition, general business condition, any legal restrictions, our capital expenditure plans and market outlook. Additionally, the Board of Directors will consider any restrictions under borrowing arrangements or other contractual arrangements in place at the time.
There can be no assurance that a dividend will be declared in any given year. If a dividend is declared, there can be no assurance that the dividend amount or yield will be as contemplated above.
The following table sets forth our dividend payout ratio for each quarter of the years ended December 31, 2023, 2024 and 2025 where we declared a dividend. For the periods where a dividend was declared, the Board of Directors did not find it necessary to make any adjustments when determining the amounts of dividends to be paid out, except to take into account payments utilized for the Share Buyback Program described in “Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers” in our Annual Report.

Financial period	Net loan to value	Payout Ratio (%)
Q1 2023	31.4%	60%
Q2 2023	30.1%	60%
Q3 2023	27.4%	70%
Q4 2023	26.3%	70%
April 2024 increase in payout ratio
Q1 2024	24.2%	80%
Q2 2024	21.3%	80%
Q3 2024	19.1%	90%
Q4 2024	23.2%	80%(1)
Q1 2025	24.1%	80%(2)
Q2 2025	24.1%	80%
September 2025 revised definition to net loan-to-value
Q3 2025	20.5%	80%
Q4 2025	24.9%	80%
Q1 2026	20.2%	80%
Q2 2026	13.0%	90%

(1)
For the fourth quarter of 2024, the 80% payout ratio included the amount utilized for the Share Buyback Program described in “Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers” in our Annual Report during that period.

(2)
For first quarter of 2025, the 80% payout ratio excluded the amount utilized for the Share Buyback Program described in “Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers” in our Annual Report during that period. If the amount was included, the payout ratio for the first quarter of 2025 would correspond to 123%.

DILUTION
If you purchase ordinary shares in this offering you will experience dilution to the extent of the difference between the public offering price per ordinary share in this offering, and our as adjusted net tangible book value per ordinary share immediately after this offering.
Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of ordinary shares outstanding. Our historical net tangible book value as of June 30, 2026 was $2,640.1 million, or $5.28 per ordinary share.
After giving effect to the sale of     ordinary shares sold by us in this offering at the offering price of $    per share, and our receipt of an estimated $    million (as converted from NOK     million, using the Pricing USD-NOK Exchange Rate) of net proceeds therefrom, after deducting the Placement Agents’ fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been $    million, or $    per ordinary share. This represents an immediate increase in net tangible book value of $    per ordinary share to existing shareholders and an immediate dilution in net tangible book value of $    per ordinary share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share(1)	$
Historical net tangible book value per share as of June 30, 2026	$5.28
Increase in net tangible book value per share attributable to this offering	$
As adjusted tangible book value per share, after giving effect to this offering	$
Dilution per share to investors in this offering	$

(1)	As converted from NOK per ordinary share, using the Pricing USD-NOK Exchange Rate.
The above discussion and table is based on an aggregate of 499,781,305 ordinary shares outstanding as of June 30, 2026, and excludes 60,974 ordinary shares held in treasury. Subsequent to June 30, 2026, 60,974 treasury shares were transferred from treasury and delivered in settlement of vested RSUs, which increased our ordinary shares outstanding to 499,842,279. As a result, if recalculated using this more recent share count and the dividend paid in September 2026 of $250.0 million, the net tangible book value per share prior to this offering would be approximately $2,390.9 million, leading to an as adjusted tangible book value per share after this offering of approximately $    and dilution of approximately $    per share to investors in this offering.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities or other convertible instruments, the issuance of these securities could result in further dilution to our shareholders

DESCRIPTION OF SECURITIES WE ARE OFFERING
For a description of our ordinary shares, please see “Item 10. Additional Information” in our Annual Report, which is incorporated by reference herein, and “Description of Shares” in the accompanying prospectus.
The United States transfer agent and registrar for our ordinary shares is Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Edgewood, NY 11717, United States of America. The Norwegian transfer agent and registrar for our ordinary shares is DNB Bank ASA represented by the Registrar’s Department, P.O. Box 1600 Sentrum, 0021 Oslo, Norway.
Our ordinary shares are traded on the NYSE under the trading symbol “HAFN” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “HAFNI.”
To facilitate an efficient bookbuilding process, a trading halt will be imposed in the Company’s shares that are trading on Euronext Oslo Børs from the start of the bookbuilding period and until final results have been announced, expected no later than 14:00 CET on September 24, 2026.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Singapore and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our ordinary shares set forth in the section entitled “Item 10. Additional Information — E. Taxation” of our Annual Report and incorporated by reference herein.

PLAN OF DISTRIBUTION
Fearnley Securities AS, Pareto Securities AS, Clarksons Securities AS and Arctic Securities AS, which we refer to as the Placement Agents, have agreed to act as the exclusive placement agents in connection with this offering. The Placement Agents are not purchasing or selling securities offered by this prospectus supplement, nor are the Placement Agents required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agents have no obligation to purchase any of the ordinary shares offered hereby, have not provided any underwriting commitment or purchase guarantee and do not guarantee that the offering will be fully subscribed. The engagement letter provides that the obligations of the Placement Agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions, letters and certificates. Certain settlement mechanics for the offering will be implemented through the Share Lending Agreement described under “Recent Developments - Share Lending Agreement.”
Fearnley Securities AS, Pareto Securities AS, Clarksons Securities AS and Arctic Securities AS are not U.S. registered broker-dealers and may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that any of Fearnley Securities AS, Pareto Securities AS, Clarksons Securities AS and Arctic Securities AS intends to effect sales of shares in the United States, it will do so only through its respective U.S. registered broker-dealer, Fearnley Securities, Inc., Pareto Securities Inc., Clarksons Securities, Inc. or Arctic Securities LLC, or otherwise as permitted by applicable U.S. law. The activities of Fearnley Securities AS, Pareto Securities AS, Clarksons Securities AS and Arctic Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Placement Agents shall arrange for the sale of the shares we are offering pursuant to this prospectus supplement to investors through application agreements directly between the investors and us. All of the ordinary shares offered hereby will be sold at the same price and, we expect, at a single closing. Each investor will agree in its application agreement to fund its purchase of shares in NOK and receive delivery of shares into its VPS account. The offering of the ordinary shares is subject to receipt and acceptance and subject to our and the Placement Agents right to reject any order in whole or in part. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the ordinary shares will be completed on or around the date indicated on the cover page of this prospectus supplement.
The Placement Agents will assist in the bookbuilding process and prepare an allocation proposal for the shares offered hereby. We will determine final allocations in consultation with the Placement Agents and in accordance with applicable law and the Placement Agents’ respective pricing, placing and allocation policies.
Investors will be informed of the date and manner in which they must transmit the purchase price for their ordinary shares. We currently anticipate that closing of the sale of those of our ordinary shares for which payment has been received will take place on or about    , 2026.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about    , 2026, subject to customary closing conditions. The delivery of shares to each investor is not conditioned upon the purchase of shares by any other investors. If one or more investors fails to fund the purchase price of their subscribed shares, as required by the applicable application agreement, we intend to proceed with delivery of the aggregate number of ordinary shares for which the purchase price has been received.
We or any Placement Agent may terminate the engagement of the Placement Agents at any time prior to the allocation of shares to investors. Following allocation, the offering will be unconditional other than customary closing deliverables and settlement procedures.
To facilitate settlement of the offering on a delivery-versus-payment basis, BW Group will lend to the settlement agent a number of existing ordinary shares equal to the number of shares allocated to investors in the offering pursuant to the Share Lending Agreement. The borrowed shares will be delivered to investors at settlement of the offering and, following issuance by the Company of the ordinary shares sold in this offering and receipt of the offering proceeds, such newly issued shares will be used to return the borrowed shares to BW Group. The share borrowing arrangement is intended solely to facilitate timely settlement of the offering and does not increase the number of ordinary shares being offered hereby. See “Recent Developments - Share Lending Agreement.”

We have agreed to pay the Placement Agents a cash fee equal to 2.50% of the gross proceeds of the offering. We have also agreed to pay an incentive fee to the Placement Agents calculated as either (i) 1.00% of the gross proceeds of the offering, if such proceeds are lower than or equal to $150 million, or (ii) 0.75% of the gross proceeds of the offering, if such proceeds are greater than $150 million. We have also agreed to reimburse the Placement Agents for all travel and other out-of-pocket expenses incurred, plus the reasonable fees, costs and disbursements of its legal counsel. We have also agreed to reimburse certain approved third-party expenses incurred in connection with the offering, including expenses relating to bookrunner and market-sounding systems used in connection with the offering.
If you purchase securities offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price on the cover page of this prospectus supplement.
The following table shows per ordinary share and total cash Placement Agents’ fees we expect to pay to the Placement Agents in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus, assuming the sale and purchase of all of the securities offered hereby to non-affiliates of the Company:

	Per Share(1)	Total(1)
Offering price	$	$
Placement Agents’ fees	$	$
Proceeds, before expenses, to us	$	$

(1)	Based on the Pricing USD-NOK Exchange Rate.
After deducting certain fees and expenses due to the Placement and our estimated offering expenses, we expect the net proceeds from this offering to be approximately NOK     million, or $    million based on the Pricing USD-NOK Exchange Rate.
Indemnification
We have agreed to indemnify the Placement Agents, their affiliates and specified other persons against certain civil liabilities, including certain liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agents or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agents’ websites and any information contained in any other websites maintained by the Placement Agents is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agents, and should not be relied upon by investors.
Regulation M Restrictions
The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agents during the distribution period of this offering. In order to ensure compliance with these rules and regulations, the Placement Agents will not:
•	engage in any stabilization activity in connection with our securities; and
•
bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Potential Conflicts of Interest
Certain of the Placement Agents and their affiliates have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, trading client and research coverage and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
The ordinary shares offered hereby are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the ordinary shares are subject to the following limitations. Neither the Placement Agents nor we have taken any action in any jurisdiction that would constitute a public offering of the ordinary shares, other than in the United States.
European Economic Area
This prospectus supplement has been prepared on the basis that any offer of the ordinary shares in any Member State of the European Economic Area will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to produce a prospectus for offers of the ordinary shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of the ordinary shares which are the subject of an offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or the Placement Agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Placement Agents have authorized, nor do we or the Placement Agents authorize, the making of any offer of the ordinary shares in circumstances in which an obligation arises for us or the Placement Agents to publish a prospectus for such offer. Neither we nor the Placement Agents have authorized, nor do we authorize, the making of any offer of ordinary shares through any financial intermediary, other than offers made by the Placement Agents, which constitute the final placement of the ordinary shares contemplated in this prospectus supplement. The expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 of the European parliament and of the council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (and amendments thereto), and includes any relevant implementing measure in the Relevant Member State.
In relation to each Member State of the European Economic Area which has implemented the EU Prospectus Regulation (each, a “Relevant Member State”), the Placement Agents have represented and warranted that with effect from and including the date on which the EU Prospectus Regulation is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of the ordinary shares that are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State except that they may, with effect from and including the Relevant Implementation Date, make an offer of such ordinary shares to the public in that Relevant Member State:
•	to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation) as permitted under the EU Prospective Regulation subject to obtaining the prior consent of the Placement Agents for any such offer; or

•	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the ordinary shares will require us or the Placement Agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.
For the purposes of this section, the expression an “offer to the public” in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase any ordinary shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Regulation in that Member State.

The Placement Agents have agreed to comply, to the best of their knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which they purchase, offer, sell or deliver ordinary shares or have in their possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the ordinary shares, in all cases at their own expense.
United Kingdom
This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our ordinary shares in, from or otherwise involving the United Kingdom.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the Securities and Futures Act 2001 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor, such relevant person shall ensure that securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)( c)(ii) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Singapore public company limited by shares. As a result, the rights of holders of our ordinary shares will be governed by Singapore law and our Constitution, and the rights of Members under Singapore law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Our Board of Directors and some of the named experts referred to in this prospectus supplement are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for you to:
•	Effect service of process within the United States upon our non-U.S. resident directors or on us;
•	Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	Bring an original action in a Singapore court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
Our Constitution contains an exclusive jurisdiction provision which designates the courts of Singapore as the exclusive forum for any disputes arising concerning the Singapore Companies Act and/or the Constitution, including any question regarding the existence and scope of any regulation in the Constitution and/or whether there has been a breach of the Singapore Companies Act or the Constitution by an officer or director (whether or not such claim is brought in the name of a Member or in the name of the Company). Our Constitution also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.
Whether courts in Singapore will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Singapore against us or our directors or officers under the securities laws of other jurisdictions, is dependent on several factors and the circumstances of the matter.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority Inc., or FINRA, filing fee.

SEC registration fee	$
FINRA filing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and miscellaneous	$
Total	$

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and certain other legal matters relating to Singapore Law will be passed upon for us by Shook Lin & Bok LLP, our special Singapore counsel. Certain matters of U.S. federal law will be passed upon for us by Vedder Price P.C, New York, New York. Seward & Kissel LLP, New York, New York, is advising on certain legal matters in connection with the offering on behalf of the Placement Agents.
EXPERTS
The financial statements of Hafnia Limited as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus by reference to Hafnia Limited’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The office of KPMG LLP is located at 12 Marina View #15-01, Asia Square Tower 2, Singapore 018961.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the SEC. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at https://www.hafnia.com. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus. You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.
Information Provided by the Company
We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities Act and Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer formed under the laws of Singapore, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our ordinary shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Please see our Annual Report for more information on ways in which we, as a foreign private issuer, may follow home country practice.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus information that we file with and furnish to it. This means that we can disclose important information to you by referring you to those filed or furnished documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus. Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement. However, statements contained in this prospectus or in documents that we file or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents contain important information about us and our financial condition, business and results.
•	our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 17, 2026;
•	our report on Form 6-K filed with the SEC on May 26, 2026;

•
the information contained in Exhibit 99.1 to our report on Form 6-K filed with the SEC on May 27, 2026, except for the commentary of Mikael Skov and the section entitled “Highlights – Q1 2026” (relating to our interim financial results for the first quarter 2026 and relating to our first quarter 2026 dividend);

•	our report on Form 6-K filed with the SEC on June 30, 2026;
•
the information contained in Exhibit 99.1 to our report on Form 6-K filed with the SEC on August 28, 2026, except for the commentary of Mikael Skov and the section entitled “Highlights – Q2 and H1 2026” (relating to our interim financial results for the second quarter and half-year ended June 30, 2026 and relating to our second quarter 2026 dividend);

•	the information contained in Exhibit 99.1 to our report on Form 6-K filed with the SEC on September 1, 2026;
•	our report on Form 6-K filed with the SEC on September 3, 2026;
•	our report on Form 6-K filed with the SEC on September 16, 2026; and
•
the description of our ordinary shares contained in our Registration Statement on Form 20-F filed with the SEC on April 30, 2025, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished, and not filed, in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus supplement and until we file a post-effective amendment to the registration statement of which this prospectus supplement forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus. You may request a free copy of the above-mentioned information or any subsequent filing we incorporate by reference into this prospectus or any prospectus supplement orally by or contacting us at the following address:
Hafnia Limited
10 Pasir Panjang Road, #18-01
Mapletree Business City
Singapore 117438.
Tel: +65 6434 3770
Alternatively, copies of these documents are available via our website (www.hafnia.com). Information that is or will be on or accessed through such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:
•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•
have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.
Disclosure of SEC Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS

Hafnia Limited
Ordinary Shares
Preference Shares
Warrants
Purchase Contracts
Rights
Units
This prospectus relates to the offer and sale from time to time in one or more offerings by Hafnia Limited (the “Company”, “Hafnia”, “we”, “our” or “us”) of an indeterminate number of our ordinary shares, no par value (the “Ordinary Shares”), preference shares, warrants, purchase contracts, rights and units (collectively, the “securities”). In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (collectively, the “Selling Shareholders”) may offer and sell the Ordinary Shares held by them.
We and the Selling Shareholders may offer, sell, or distribute all or a portion of the securities hereby registered in amounts, at prices, and on terms to be determined at the time of offering. This prospectus describes only the general terms of these securities and the general manner in which we and the Selling Shareholders will offer the securities. The specific terms of any offered securities will be included in a supplement to this prospectus.
All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders although we will incur certain expenses in connection with such offering. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of the Ordinary Shares.
The securities may be sold by us or the Selling Shareholders, as applicable, to or through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the applicable prospectus supplement. In connection with any sales of securities offered hereunder, the Selling Shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
The registration of the securities by this prospectus does not mean that we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends, and other events described therein. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
The Ordinary Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “HAFN” and on the Oslo Stock Exchange (the “OSE”) under the symbol “HAFNI”. On May 28, 2025, the last reported sales price of our Ordinary Shares was $5.04 (NYSE) and NOK 51.72 (OSE).
We are a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus and under similar headings in any amendment or supplements to this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated May 29, 2025.

We are responsible for the information contained in this prospectus, any amendment or supplement to this prospectus and in any free writing prospectus we prepare or authorize. We have not and the Selling Shareholders have not authorized anyone to provide you with information other than that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for any other information others may give you and can provide no assurance as to the reliability of any such information. We are not and the Selling Shareholders are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus nor the offer or sale or invitation for subscription or purchase of our securities in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
Additionally, for investors in Singapore: This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA,
i

(ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
For investors in Norway: This prospectus does not constitute a prospectus as defined in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market in the EU (the “EU Prospectus Regulation”), and has not been prepared to comply with the EU Prospectus Regulation, nor with any Norwegian rules and regulations relating to prospectuses, including but not limited to Chapter 7 of the Norwegian Securities Trading Act of 29 June 2007 no. 75. The offer contemplated in this prospectus is thus made in reliance upon applicable exemptions from prospectus requirements under the EU Prospectus Regulation and Norwegian rules and regulations. This prospectus has not been reviewed or approved by the Norwegian Financial Supervisory Authority or any regulator or public authority in Norway or the EU.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process.
Unless otherwise indicated, the term “Board of Directors” refers to the board of directors of Hafnia Limited as at the date of this prospectus or, as the context requires, the board of directors of Hafnia Limited from time to time.
We use the term deadweight ton, or dwt, in describing the size of our vessels in our Combined Fleet (defined below). Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
As used herein, the terms “Hafnia Vessels” refers to our wholly-owned or sale and lease-back financed vessels, “TC Vessels” refers to our time chartered-in vessels, “JV Vessels” refers to vessels (including newbuilds) owned by joint venture companies in which we have a 50% voting interest and “Pool Vessels” refers to the vessels owned by third parties operating in our Pools (“Pools” refers to the Long Range II (“LR2”) Pool, Long Range I (“LR1”) Pool, Medium Range (“MR”) Pool, Handy (“Handy”) Pool, Chemical-MR Pool, Chemical-Handy Pool, Small, Intermediate and City Pools (“Specialised Pool”) and Panamax Pool).
Additionally, the term “Hafnia Fleet” refers to our Hafnia Vessels, TC Vessels and JV Vessels, collectively, and the term “Combined Fleet” refers to the combined fleet of the Hafnia Fleet, the Pool Vessels, and any other vessels that we commercially manage separately from the Pools.
Our Combined Fleet comprises product tankers. Certain of these product tankers could also be referred to as chemical tankers as they have been designed to comply with certain requirements to allow them to transport chemical products. Their ability to transport chemical products are in addition to their ability to transport the type of products normally carried by product tankers and we therefore consider our ‘chemical’ tankers a variant of our product tankers and not a separate type of vessel.
Unless otherwise indicated, all references to “U.S. dollars” and “$” in this prospectus are to the lawful currency of the United States of America (“U.S.” or the “United States”), and references to “NOK” are to the lawful currency of Norway. We prepare and report our financial statements in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. We maintain our books and records in U.S. dollars.

PROSPECTUS SUMMARY
This summary highlights information that is contained or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the entire prospectus and the information incorporated by reference herein, including the section entitled “Risk Factors.”
Our Company
We are Hafnia Limited, one of the world’s largest operators of chemical and product tankers and provide transportation of oil and oil products to leading international oil companies and national oil companies, major chemical companies, as well as trading and utility companies. We are active in the tanker market from Handy size tankers (25,000 – 39,999 dwt) to LR2 tankers size tankers (85,000 – 124,999 dwt), and one of our Pools also operates in the market for specialised tankers.
As at December 31, 2024, we operated a Combined Fleet of 207 vessels (including the Hafnia Fleet, Pool Vessels and other commercially managed third-party vessels) of which 103 are Hafnia Vessels, 10 are TC Vessels and 16 are JV Vessels. All Hafnia Vessels and TC Vessels are owned, leased (sale and lease-back arrangement) or time chartered-in by our subsidiaries. We have three vessel-owning joint ventures which as at December 31, 2024 operated twelve JV Vessels and had four newbuilds on order. In addition to our Hafnia Fleet, as at December 31, 2024, we operated 75 Pool Vessels owned by third parties through our Pools and from time to time commercially manage additional vessels for third parties.
We have in-house commercial and technical vessel management operations. We provide in-house commercial management to all of the vessels in our Combined Fleet apart from the vessels in one of our joint ventures. As at December 31, 2024, we provided in-house technical management for 57 of our Hafnia Vessels and JV Vessels with the remaining 58 Hafnia Vessels and JV Vessels being managed by third-party technical managers. The vessels in our Hafnia Fleet primarily trade through our Pools; however, we charter certain vessels in our Hafnia Fleet directly to customers on time charters or voyage charters. For more details of our Combined Fleet, including our Pool Vessels and the operations of our Pools, please refer to our most recent Annual Report on Form 20-F.
Our Ordinary Shares are listed on the NYSE under the symbol “HAFN” and Oslo Børs under the symbol “HAFNI”.
Corporate Information
On October 1, 2024, Hafnia transferred its registration from Bermuda to Singapore pursuant to a scheme of arrangement between the Company and its shareholders pursuant to Section 99 of the Bermuda Companies Act 1981, as amended, and Part 10A of the Singapore Companies Act 1967 (the “Re-domiciliation”).
Prior to this, we had been incorporated in Bermuda since April 29, 2014. We have operated under the name Hafnia Limited from January 16, 2019 to the date of this Registration Statement, under the name BW Tankers Limited from February 13, 2018 to January 16, 2019, and under the name BW Pacific Limited from our incorporation on April 29, 2014 to February 13, 2018. We are a holding company, and all of our operations are performed through our subsidiaries.
Our principal executive offices are located at 10 Pasir Panjang Road, #18-01, Mapletree Business City, Singapore 117438. You can reach us in our Singapore office at +65 6434 3770. Our agent for service of process in the United States is Hafnia US, LLC and its address is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, United States.
Our website is www.hafnia.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or this Registration Statement of which it forms a part.

RISK FACTORS
An investment in our securities involves significant risks. You should carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, as well as the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our securities.
Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates, assumptions and projections about our business and our future financial results, and you should not place undue reliance on them. All statements other than statements of historical fact or present fact and circumstance contained in or incorporated into this prospectus, including, without limitation, statements regarding our future results of operations or financial condition, business strategy, acquisition plans and strategy, economic conditions, both generally and in particular in the tanker industry, and objectives of management for future operations, are forward-looking statements are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking terminology, such as the terms “anticipates”, “assumes”, “believes”, “can”, “contemplate”, “continue”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “likely”, “may”, “might”, “plans”, “potential”, “projects”, “seek”, “should”, “target”, “will”, “would” or, in each case, their negative, or other variations or comparable terminology. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements. We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
The forward-looking statements made in this prospectus relate only to events as at the date on which the statements are made. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to update or revise any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements because they are statements about events that are not certain to occur as described or at all. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as at March 31, 2025. The below table should be read in conjunction with the section entitled “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes included in the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as well as the unaudited interim condensed consolidated quarterly financial information for the three months ended March 31, 2025 that are included in the Form 6-K filed with the SEC on May 15, 2025. If necessary, updated information on our capitalization will be included in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

As at March 31, 2025
(in thousands of $)
Cash:
Cash:(1)	$188,141
Cash retained in the commercial pools:	80,015
Total cash and cash equivalents:	$268,156

Capitalization:
Debts:
Borrowings (current):	373,018
Borrowings (non-current)	693,512
Total debt:	$1,066,530

Equity:
Share capital:	1,093,055
Other reserves:	510,095
Treasury shares:	(78,449)
Retained earnings:	753,735
Total shareholders’ equity:	$2,278,436

Total capitalization:	$3,344,966

(1)	This does not include restricted cash.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.
We will not receive any of the proceeds from the sale by any Selling Shareholder of any Ordinary Shares offered pursuant to this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services, or any other expenses incurred by the Selling Shareholders in disposing of their Ordinary Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus.

DESCRIPTION OF SHARES
The following description of our Ordinary Shares summarises certain provisions of our constitution (the “Constitution”). Such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Constitution, a copy of which was filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2024.
General
Following the Re-domiciliation, we are a public company limited by shares governed by the laws of Singapore. We are registered with UEN 202440137E.
There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries.
There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company which have occurred during the last or current financial years.
Our Ordinary Shares are listed on the NYSE under the symbol “HAFN” and Oslo Børs under the symbol “HAFNI”.
Our U.S. transfer agent and registrar for the Ordinary Shares is Broadridge Corporate Issuer Solutions, Inc.
A principal register of the Company’s members (the “Register of Members”) is maintained by the Company in Singapore. Subject to the Singapore Companies Act 1967 (the “Singapore Companies Act”) and our Constitution, only persons who are registered in our register of members are recognized under Singapore law as holders of our shares and members of the Company with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as members of the Company (the “Members”). However, settlement of our Ordinary Shares takes place through the Depository Trust Company (“DTC”) in accordance with its settlement procedures for equity securities registered through the DTC’s book-entry transfer system. Each person beneficially owning Ordinary Shares registered through the DTC (such person a “Shareholder”) must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Ordinary Shares.
Share Capital
Our Ordinary Shares have no par value as there is no concept of par value and authorized share capital under Singapore law. As at December 31, 2024 and April 30, 2025 (excluding treasury shares), there were 512,563,532 and 497,989,642, respectively, Ordinary Shares issued and outstanding, and no preference shares issued and outstanding. As at the date of this Registration Statement, we have only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another. All of our issued and outstanding Ordinary Shares are fully paid. As at December 31, 2024 and April 30, 2025, we held 9,639,056 and 14,573,890, respectively, shares in treasury.
Ordinary Shares
Holders of Ordinary Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Ordinary Shares are entitled to one vote per share on all matters submitted to a vote of holders of Ordinary Shares. Unless a different majority is required by law or by our Constitution, resolutions to be approved by holders of Ordinary Shares shall be decided by the affirmative votes of a majority of the votes cast at a meeting at which a quorum is present.
Subject to Singapore law, in the event of winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, subject to the Constitution including any special rights attaching to any other class of shares, the holders of Ordinary Shares will be entitled to participate in any surplus assets of the Company.
Preference Shares
Our Constitution provides that, subject to the Singapore Companies Act, our Constitution and obtaining prior approval for the issuance of such shares by special resolution of the Company in a general meeting, the Board of Directors is authorized to provide for the issuance of one or more classes of preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations, and restrictions of the shares of each class.

Moreover, under the Singapore Companies Act, the Company may allot preference shares or convert any issued shares into preference shares only if there are set out in the Constitution the rights of the holders of those shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares.
Under the Singapore Companies Act, we may issue shares with different voting rights (i.e., shares with special, limited, conditional or no voting rights) only if:
a)	the issue of the class or classes of shares is provided for in our Constitution; and
b)	our Constitution sets out in respect of each class of shares the rights attached to that class of shares; and
c)	the issuance is approved by the Company by special resolution.
Under our Constitution, any preference shares may be issued as redeemable preference shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board of Directors before the issue, provided that prior approval for the issuance of such shares is given by resolution of the Company in general meeting.
That said, under the Singapore Companies Act, redeemable preference shares must not be redeemed out of the capital of the Company unless:
•	all the directors of the Company has made a solvency statement in relation to such redemption; and
•	we have lodged a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”).
Further, the preference shares must be fully paid-up before they are redeemed. If we redeem any redeemable preference shares, we must within 14 days after doing so give notice thereof to ACRA specifying the shares redeemed.
Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of the Company.
The issuance of preference shares could have the effect of decreasing the trading price of our Ordinary Shares, restricting dividends on our Ordinary Shares, diluting the voting power of our Ordinary Shares, impairing the liquidation rights of our Ordinary Shares, or delaying or preventing a change in control of the Company.
Issuance of New Shares
Pursuant to the Singapore Companies Act and despite anything in our Constitution, new shares may be issued by the Board of Directors only with the prior approval of the Company in general meeting. Such authority to issue new shares, if granted, shall continue in force until the earlier of:
•	the conclusion of the next annual general meeting after the date on which the approval was given; or
•
the expiration of the period within which the next annual general meeting is required by law to be held (i.e. within six (6) months after the end of each financial year of the Company, being December 31); or

•	the subsequent revocation or modification of approval by the Company in a general meeting.
Subject to the Singapore Companies Act and every other written law or regulation for the time being in force concerning companies which is affecting or applicable to the Company, the Company may, in accordance with the Constitution, by ordinary resolution in a general meeting give to the Board of Directors a general authority to issue new shares in the future.
Subject to such prior approval, applicable provisions of the Singapore Companies Act and our Constitution, our Board of Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions (including regulations of any stock exchange on which our Ordinary Shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue) and for such consideration (if any) and at such time as the Board of Directors may think fit.

At our annual general meeting held on May 14, 2025, our Board of Directors granted authority to issue shares in aggregate up to 20% of the total number of issued shares excluding treasury shares, such authority remaining in force unless revoked or varied by the Company in general meeting until the conclusion of the next annual general meeting.
There are no limitations on the right of non-Singaporeans or non-residents of Singapore to hold or vote our shares.
Share Options
We operate an equity-settled, share-based long term incentive plan for our senior management and key employees (the “LTIP”).
Derivative Financial Instruments
We have no derivative financial instruments other than the share options issued in relation to our LTIP.
Dividend Rights
Under the Singapore Companies Act and our Constitution, no dividend (final or interim) shall be paid except out of profits.
Under our Constitution, holders of Ordinary Shares are entitled to dividends, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares.
Shareholders holding their shares through the NYSE will receive dividends in U.S. dollars through our United States registrar. Shareholders holding their shares through the Oslo Børs will receive dividends in NOK through our Norwegian registrar. The currency in which each Shareholder will receive its dividends will be determined as per the record date for the dividend distribution.
Shareholders holding their shares through the Oslo Børs will receive their dividends two days later than Shareholders whose shares are held through the NYSE. There will be a temporary halt in cross-border transactions for our shares between the NYSE and the Oslo Børs in the period around the ex-date and record date for the dividend distribution.
Variation of Rights
Subject to the Singapore Companies Act and any other applicable Singapore statutes currently in force, under our Constitution, if at any time the Company’s share capital is divided into different classes of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may, whether or not the Company is being wound-up, be varied either: (i) with the consent in writing of the holders of three-fourths of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the holders of the shares of the class at which a quorum consisting of two persons at least holding or representing by proxy one-third of the issued shares of the relevant class is present. As provided in our Constitution, in each general meeting, the necessary quorum shall be two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 33% of the total issued and outstanding voting shares in the Company.
Notwithstanding the above, under the Singapore Companies Act, holders of not less in the aggregate than 5% of the total number of issued shares of that class may apply, within one month after the date on which the consent was given or the resolution was passed (as the case may be), to the Singapore High Court (the “Singapore Court”) to have the variation cancelled, and if any such application is made, the variation does not have effect until confirmed by the Singapore Court.
The rights attached to existing preference shares shall, unless otherwise expressly authorised by the terms of issue of the existing preference shares or by the Constitution in force at the time the existing preference shares were issued, be deemed to be varied by the issue of further shares ranking pari passu therewith.
Transfer of Shares
Subject to applicable securities laws in relevant jurisdictions and our Constitution, our Ordinary Shares are freely transferable. Our Constitution provides that shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form approved by the Board of Directors. The Board of Directors may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of shares (if one has been issued) to which it relates and by such other evidence as the Board of Directors may reasonably require to prove the right of the transferor to make the transfer.
Our Constitution further provides that the Board of Directors may refuse to register the transfer of any share, and may direct the registrar and/or transfer agent of the Company to decline (and such registrar and/or transfer agent of the Company, to the extent it is able to do so, shall decline if so requested) to register the transfer of any interest in a share held through a Depository where such transfer is not in accordance with certain provisions of the Constitution or where such transfer would, in the opinion of the Board of Directors, be likely to result in 50% or more of the aggregate issued and outstanding share capital of the Company or shares of the Company to which are attached 50% or more of the votes of all issued and outstanding shares of the Company, being held or owned directly or indirectly by individuals or legal persons being resident for tax purposes in Norway or such shares being effectively connected to a Norwegian business activity or the Company otherwise being deemed a Controlled Foreign Company pursuant to Norwegian tax legislation. For this purpose, a “Depository” means (1) DTC (or its nominee), (2) Euronext VPS, which refers to Euronext Securities Oslo, the Norwegian Central Securities Depository maintained by Verdipapirsentralen ASA, or its nominee, or (3) any other securities depository whose name or whose nominee’s name is entered as a Member of the Company in our Register of Members.
In such event, pursuant to the Singapore Companies Act, where an application is made for a person to be registered as a Member of the Company in respect of shares which have been transferred to the person by act of parties or operation of law, the Company must not refuse registration by virtue of any discretion conferred by our Constitution unless it has served on the applicant, within 30 days beginning with the day on which the application was made, a written notice stating the facts which are considered to justify refusal in the exercise of that discretion.
Where our shares are listed or admitted to trading on any appointed stock exchange, such as the NYSE or the Oslo Børs, they will be transferred in accordance with the rules and regulations of such exchange and if such transfer is through the DTC’s book-entry transfer system, no additional instruments of transfer need to be executed to comply with Singapore laws governing the transfer of shares.
To facilitate transfers of our Ordinary Shares between NYSE and Oslo Børs, we have amended the registration structure for our Ordinary Shares so that all Ordinary Shares (with the exception of certain treasury shares) are primarily held and settled within the DTC in the United States and secondarily held and settled in the Euronext VPS through a Central Securities Depository (“CSD”) link (the “Conversion”). A CSD link structure allows the Euronext VPS to give Shareholders of our previously issued Ordinary Shares, as well as any Ordinary Shares offered by us in future offerings access to such Ordinary Shares maintained in the DTC and vice versa. Consequently, following the Conversion, our Ordinary Shares are able to be moved between the DTC and Euronext VPS to enable trading between NYSE and Oslo Børs.
If investors trade and sell their Ordinary Shares from the NYSE to Oslo Børs, a corresponding number of beneficial interests in the Ordinary Shares in the Company will be added to the deposit of beneficial share ownership rights with DNB Bank ASA (as the registrar for the Company’s registration of the Ordinary Shares in the Euronext VPS) (the “Euronext VPS Registrar”) keeps in custody, through a series of custodian accounts in the DTC, and the Euronext VPS Registrar will register and make the Company’s Ordinary Shares tradeable in the Euronext VPS, whereas the selling U.S. investor’s corresponding account in the DTC will be debited.
Shareholder Rights Agreement
On July 11, 2024, we entered into a shareholder rights agreement with BW Group Limited, pursuant to which we have granted certain rights to BW Group Limited and their affiliates and certain of their transferees. The agreement includes certain governance rights, including the right for BW Group Limited to designate persons to be nominated by the nomination committee to the Board of Directors as well as the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Ordinary Shares held by them, including, but not limited to, by way of certain demand registration rights, including the right to require us to file a shelf registration statement registering secondary sales of our Ordinary Shares held by BW Group Limited and their affiliates and certain of their transferees if such form is available to us, as well as certain piggyback registration rights in respect of Ordinary Shares held by them in connection with registered offerings initiated by us.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. If we do decide to issue such warrants, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
We expect that the applicable prospectus supplement will include, among others, such terms:
•	The title of such warrants;
•	The aggregate number of such warrants;
•	The price or prices at which such warrants will be issued;
•	The currency or currencies, in which the price of such warrants will be payable;
•
The securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	The price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	The date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	If applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	If applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	If applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	Information with respect to book-entry procedures, if any;
•	If applicable, a discussion of any material U.S. federal income tax considerations; and
•	Any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of our equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement. If we do decide to issue such purchase contracts, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture or similar instrument.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the Shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering. If we do decide to issue such rights, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and may be qualified in its entirety by reference to the applicable rights certificate, rights agreement or similar instrument, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information.” We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our Ordinary Shares, preference shares, warrants, purchase contracts, rights or any combination of such securities. If we do decide to issue such units, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
The terms of the units and of the Ordinary Shares, preference shares, warrants, purchase contracts, rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	A description of the terms of any unit agreement governing the units;
•	If applicable, a discussion of any material U.S. federal income tax considerations; and
•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDER
This prospectus also relates to the possible offer and sale, from time to time, by the Selling Shareholders to be named in an applicable prospectus supplement of their Ordinary Shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.
An applicable prospectus supplement will set forth the name of each Selling Shareholder selling in connection with such an offering, their description and relationship to us, the amount of our Ordinary Shares owned by each Selling Shareholder prior to the offering, the amount of our Ordinary Shares that may be offered by each Selling Shareholder, and the amount and the percentage, if any, of our Ordinary Shares to be owned by each Selling Shareholder after completion of the offering.
We will bear all costs, fees, and expenses incurred in effecting the registration of the Selling Shareholders’ Ordinary Shares.
The Selling Shareholders shall not sell any of our Ordinary Shares pursuant to this prospectus until we have identified such Selling Shareholder and the Ordinary Shares that may be offered for resale by such Selling Shareholder in a subsequent prospectus supplement. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
For more information on how Selling Shareholders may sell their Ordinary Shares, see “Plan of Distribution.”

TAXATION
Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our Ordinary Shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus and the Selling Shareholders may sell our Ordinary Shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities, and the Selling Shareholders may sell our Ordinary Shares included in this prospectus through:
•	A block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	Purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	Ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
Trading plans entered into by us or the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer such securities under this prospectus. We or the Selling Shareholders may enter into hedging transactions with respect to our securities. For example, we or the Selling Shareholders may:
•	Enter into transactions involving short sales of our securities by broker-dealers;
•	Sell securities short and deliver such securities to close out short positions;
•
Enter into options or other types of transactions that require us or the Selling Shareholders to deliver the securities to a broker-dealer, who will then resell or transfer such securities under this prospectus;

•	Loan or pledge the Ordinary Shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	A combination of the foregoing.
We or the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Shareholders or borrowed from us, the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our Board of Directors and the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or any securities convertible into or exchangeable for our Ordinary Shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us or the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with us or the Selling Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the Selling Shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our Ordinary Shares, or sales made to or through a market maker other than on an exchange.
The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may make these sales and at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholders may also make sales in negotiated transactions.

EXPENSES
The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below:

SEC registration fee	$ (1)(2)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.
(2)	Registration fee is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.
We will pay all of the expenses relating to this registration statement and the Ordinary Shares being registered hereunder.

ENFORCEMENT OF CIVIL LIABILITIES
We are a Singapore public company limited by shares. As a result, the rights of holders of our Ordinary Shares will be governed by Singapore law and our Constitution, and the rights of Members under Singapore law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Our Board of Directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for you to:
•	Effect service of process within the United States upon our non-U.S. resident directors or on us;
•	Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	Bring an original action in a Singapore court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
Our Constitution contains an exclusive jurisdiction provision which designates the courts of Singapore as the exclusive forum for any disputes arising concerning the Singapore Companies Act and/or the Constitution, including any question regarding the existence and scope of any regulation in the Constitution and/or whether there has been a breach of the Singapore Companies Act or the Constitution by an officer or director (whether or not such claim is brought in the name of a Member or in the name of the Company). Our Constitution also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.
Whether courts in Singapore will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Singapore against us or our directors or officers under the securities laws of other jurisdictions, is dependent on several factors and the circumstances of the matter.

LEGAL MATTERS
Save for matters relating to taxation matters under Singapore Law which will be passed upon for us by OC Queen Street LLC, validity of the Ordinary Shares, preference shares and certain other matters of Singapore law will be passed upon for us by Shook Lin & Bok LLP, our special Singapore counsel. Certain matters of U.S. federal and New York state law will be passed upon for us by Vedder Price P.C.
EXPERTS
The consolidated financial statements of Hafnia Limited as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement and the exhibits and schedules filed as part of the registration statement. Whenever a reference is made in this Registration Statement to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.
We are subject to the reporting requirements of the Exchange Act. Accordingly, we are required to file and furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.hafniabw.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:
•	the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 30, 2025; and
•	the Form 6-K including the Company’s first quarter results filed on May 15, 2025.
We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.
We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:
Hafnia Limited
10 Pasir Panjang Road, #18-01
Mapletree Business City
Singapore 117438.
Tel: +65 6434 3770
For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

  Ordinary Shares

PROSPECTUS SUPPLEMENT
HAFNIA LIMITED
Joint Global Coordinators

Fearnley Securities AS	Pareto Securities AS

Joint Bookrunners

Clarksons Securities AS	Arctic Securities AS

  , 2026